Exhibit 10.2

CONFIDENTIAL TREATMENT

[***] indicates that certain confidential information contained in this document, marked by brackets, has been omitted because the information is (i) not material and (ii) would be competitively harmful if publicly disclosed.

PROMISSORY NOTE

US $630,111.11	August 24th, 2021

For value received, the undersigned (“Maker”) promises and agrees to pay to [***], the principal sum of Six Hundred Thirty Thousand One Hundred and Eleven Dollars and Eleven Cents ($630,111.11) together with interest on the unpaid principal balance at the annual rate of twelve percent (12%) per annum. Interest shall be calculated on the basis of a 365-day year and date of payment.

This Note relates to and is intended to memorialize and provide a payment schedule for the “Premium Charges” noted on Maker’s purchase order numbers [***], [***], and [***], each dated August 20, 2021, copies of which are attached hereto, relating to goods purchased in the ordinary course of business,. This Note is unsecured.

Principal and interest shall be due and payable via wire transfer, pursuant to the following wire transfer instructions:

[***]

or pursuant to at such other wire transfer instructions, as the holder hereof may designate to Maker in writing.

Principal and interest shall be due and payable per the attached schedule commencing on the 15th day of September, 2021. All unpaid principal and any accrued interest shall be due and payable in full on or before February 15, 2022 (the “Maturity Date”). Principal, interest and all other sums payable hereunder shall be paid in lawful money of the United States of America. At the holder’s option, any payments hereunder may be applied first to accrued interest and then to principal. Maker shall pay to [***] a late charge equal to 1% of the amount of any payment due hereunder which shall not have been made to [***] within five (5) business days after the date that such payment becomes due.

Maker may prepay all or any portion of the unpaid principal balance. Any such prepayment of principal hereunder shall be without any premium or penalty.

This Note shall become immediately due and payable at the option of the holder hereof without presentment or demand or any notice to Maker upon default in the payment of any principal or any interest hereon within fifteen (15) days after the due date, or upon default in payment under any other agreement between Maker and [***] which is not cured within any applicable cure period. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

In the event any holder hereof utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements related to this indebtedness, or if any holder hereof becomes party plaintiff or defendant in any legal proceeding for the recovery or protection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay, in addition to the principal and interest due hereon, all costs and a reasonable amount as attorneys’ fees, whether or not suit is brought.

The rate of interest agreed to shall include the interest rate as shown above, in accordance with the terms of this Note, plus any additional charges, costs and fees incident to this Note to the extent they are deemed to be interest under applicable law.

Maker and all endorsers of this Note waive (i) demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, (ii) filing of suit, (iii) diligence in collecting this Note. Maker and all endorsers of this Note further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by any of them, to first institute suit or exhaust its remedies against any Maker and all endorsers, and consent to an extension or postponement of time of payment of this Note or any other indulgence with respect hereto, including, but not limited to, the release of any party primarily or secondarily liable hereon, without notice thereof to any of them.

This Note shall be construed in accordance with and governed by the laws of the State of Arizona.

(Maker)

Blonder Tongue Laboratories, Inc.

By:
Edward R. Grauch, Chief Executive Officer